                            NATIONAL CITY CORPORATION

                      3.20% Senior Notes Due April 1, 2008

                                 TERMS AGREEMENT

                                                            Dated: March 5, 2003


To:  National City Corporation
     1900 East Ninth Street
     Cleveland, Ohio 44114-3484

Re:  Underwriting Agreement dated April 28, 1999

Dear Sirs:

      We understand that National City Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 aggregate principal amount of its senior debt securities (the "Senior Debt Securities"). This Agreement is the Terms Agreement referred to in the underwriting agreement dated April 28, 1999 (the "Underwriting Agreement"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriter named below (the "Underwriter") offers to purchase the respective amounts of the Senior Debt Securities set forth below.

                                              Principal
                                              Amount of
Name of                                       Debt
Underwriter                                   Securities
-----------                                   ----------
Salomon Smith Barney Inc.                     $300,000,000

Total                                         $300,000,000
                                               -----------

The Senior Debt Securities shall have the following terms:

Title of securities:  3.20% Senior Notes due April 1, 2008

Principal amount to be issued:  $300,000,000

Senior or Subordinated:  Senior

CUSIP:  635405 AN 3

Currency: U.S. Dollars
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Current ratings:  Moody's Investors Service, Inc.:  A1
                  Standard & Poor's Ratings Services:  A

Interest rate: 3.20% per annum

Interest payment dates: April 1 and October 1 of each year, commencing October 1, 2003

Day count convention: 30/360

Date of maturity: April 1, 2008

Redemption provisions: None

Sinking fund requirements: None

Initial public offering price: 99.795% of the principal amount, plus accrued interest, if any, from March 10, 2003

Underwriting Discount: 0%

Purchase Price: 99.795% of the principal amount, plus accrued interest, if any, from March 10, 2003 (payable in same day funds)

Listing requirement: None

Conversion provisions: None

Closing date and location: March 10, 2003 at the offices of Sidley Austin Brown & Wood LLP, New York, New York

Additional representations, if any: None

Lock-up provisions: The Company may not issue, without the consent of the Underwriter, any other debt securities between the date hereof and the Closing Time.

Other terms and conditions:

      The following documents will be required at the Closing Time: Officers' Certificate pursuant to Section 5(c) of the Underwriting Agreement; Legal Opinions pursuant to Sections 5(b)(1), 5(b)(2) and 5(b)(3) of the Underwriting Agreement; a Comfort Letter pursuant to Section 5(d) of the Underwriting Agreement; and other documents pursuant to Section 5(e) of the Underwriting Agreement.

      The Underwriter agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Senior Debt Securities set forth opposite its name.

      This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.




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
      If the foregoing is in accordance with your understanding of the agreement between us and the Company, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                                 Very truly yours,

                                                 SALOMON SMITH BARNEY INC.


                                                 By:/s/ Peter Kapp
                                                    ----------------------------
                                                         Authorized Signatory

Confirmed and accepted as of
the date first above written:

NATIONAL CITY CORPORATION



By:/s/ John A. Dunham
   ------------------
Name: John A. Dunham
Title: Senior Vice President



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